EXHIBIT 10.4

RESTRICTED STOCK OWNERSHIP AGREEMENT

This RESTRICTED STOCK OWNERSHIP AGREEMENT (the “Agreement”) is made as of April 19, 2002, by and between Monitronics International, Inc., a Texas corporation (the “Company”), and Robert Sherman, an employee of the Company (the “Employee”).

WHEREAS, pursuant to this Agreement, the Company desires to transfer to the Employee 89,538 shares (the “Shares”) of the Company’s Class A Common Stock, $0.01 par value, per share (the “Common Stock”) which shares shall be subject to certain restrictions as set forth herein and shall be herein referred to as the “Restricted Shares”; and

WHEREAS, Company and Employee desire to enter into this Agreement to provide for restrictions on transfer and forfeiture of the Restricted Shares prior to the vesting of such Restricted Shares and removal of such forfeiture restrictions upon vesting of the Restricted Shares.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchase of Restricted Shares. Concurrently with execution of this Agreement, Employee has purchased the Restricted Shares and paid the purchase price of $0.01 per share (the “Purchase Price”). Concurrently with execution of this Agreement and payment of the Purchase Price, Employee shall also execute and deliver to Company an executed blank Stock Power of Attorney in the form attached hereto as Exhibit “A” with respect to the Restricted Shares.

2. Repurchase Right

2.1 Grant. Employee hereby grants to Company the right (the “Repurchase Right”) exercisable at any time during the 180-day period following the date Employee’s employment by Company is terminated for any reason, to repurchase at the Purchase Price all or any portion of the Restricted Shares in which Employee is not, at the time of his or her termination of employment, vested in accordance with the Vesting Schedule described in Section 2.3 and set forth in the form attached hereto as Exhibit “B” (such shares to be hereinafter referred to as the “Unvested Shares”).

2.2 Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to Employee prior to the expiration of the 180-day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than 30 days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to Company prior to the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, Company shall pay to Employee, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares which are to be repurchased from Employee.

2.3 Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Section 2.2. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Unvested Shares in which Participant vests in accordance with the Vesting Schedule set forth in Exhibit B.

Notwithstanding the foregoing, the Unvested Shares shall become fully vested and shall no longer be subject to the Repurchase Right upon a “Change of Control” in connection with the Change in Control, as determined by the Company in good faith, all Unvested Shares shall become fully vested and shall no longer be subject to the Repurchase Right.

2.4 Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any “Recapitalization” distributed with respect to the Unvested Shares shall be immediately subject to the Repurchase Right, but only to the extent the Unvested Shares are at the time covered by such right. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Unvested Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon Company’s capital structure; provided, however, that the aggregate purchase price shall remain the same. For purposes of this Agreement, a “Recapitalization” shall mean any stock split, stock dividend, recapitalization, reorganization, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration.

2.5 Corporate Transaction.

(a) The Repurchase Right shall be assignable by Company to any successor entity of Company in a merger or consolidation, share exchange, or sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company; subject, however, to termination on the Repurchase Right in accordance with Section 2.3 if a Change of Control has occurred as a result thereof. However, to the extent the successor entity does not accept such assignment, the Repurchase Right shall lapse immediately prior to the consummation of the transaction with such successor entity.

(b) To the extent the Repurchase Right remains in effect following any such transaction, such right shall apply to the new capital stock or other property (including any cash payments) received in exchange for the Unvested Shares in consummation of such transaction, but only to the extent the Unvested Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of such transaction upon Company’s capital structure; provided, however, that the aggregate purchase price shall remain the same.

3. Delivery of Certificates. The certificates representing any Restricted Shares which are subject to the Repurchase Right shall be held in escrow in accordance with the provisions of this Agreement.

4. Shareholder Rights. Until such time as the Company exercises the Repurchase Right, Employee (or any permitted successor in interest) shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the Restricted Shares, subject, however, to the transfer restrictions of Sections 5.2 and 6.

5. Securities Law Compliance.

5.1 Restricted Securities. The Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and are being issued to Employee in reliance upon the exemption from such registration provided by, among other exemptions, the nonpublic offering exemption provided by Section 4(2) of the 1933 Act and, therefore, are subject to restrictions on further transfer under the 1933 Act. Employee hereby confirms that Employee has been informed that the Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Employee hereby acknowledges that Employee is prepared to hold the Shares for an indefinite period and that Employee is aware that Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Shares from the registration requirements of the 1933 Act.

5.2 Disposition of Shares. Employee shall make no disposition of the Shares, which are not subject to the Repurchase Right, unless and until there is compliance with all of the following requirements:

(a) Employee shall have provided Company with a written summary of the terms and conditions of the proposed disposition.

(b) Employee shall have complied with all requirements of this Agreement applicable to the disposition of the Shares.

(c) Employee shall have provided Company with written assurances, in form and substance satisfactory to Company, that (i) the proposed disposition does not require registration of the Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

Company shall not be required (A) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Agreement or (B) to treat as the owner of the Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

5.3 Restrictive Legends. The stock certificates for all the Shares shall be endorsed with the legend set forth in subsection (a) below, and the stock certificates for the Restricted Shares shall be endorsed with the legend set forth in subsection (b) below:

(a) “The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (i) an effective registration statement for the shares under such Act, (ii) a “no action” letter of the Securities and Exchange Commission with respect to such sale or offer or (iii) satisfactory assurances to the Company that registration under such Act is not required with respect to such sale or offer.”

(b) “The shares represented by this certificate are unvested and are subject to certain repurchase rights granted to the Company and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated April 19, 2002 between the Company and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Company’s principal corporate offices.”

6. Additional Transfer Restrictions. Notwithstanding any other provision of this Agreement, the Employee shall not transfer, assign, encumber or otherwise dispose of any of the Restricted Shares which are subject to the Repurchase Right.

7. Escrow.

7.1 Deposit. Upon issuance, the certificates for the Restricted Shares which are subject to the Repurchase Right shall be deposited in escrow with the Company to be held in accordance with the provisions of this Section 7. Each deposited certificate shall be accompanied by a duly-executed Stock Power of Attorney in the form of Exhibit “A.” The deposited certificates, together with any other assets or securities from time to time deposited with Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with 7.3. Upon delivery of the certificates (or other assets and securities) to Company, Employee shall be issued a receipt acknowledging the number of Restricted Shares (or other assets and securities) delivered in escrow.

7.2 Recapitalization Reorganization. Any new, substituted or additional securities or other property which is by reason of any Recapitalization as contemplated under Section 2.4, distributed with respect to the Restricted Shares shall be immediately delivered to Company to be held in escrow under this Section 7, but only to the extent the Restricted Shares are at the time subject to the escrow requirements hereunder. However, all regular cash dividends on the Restricted Shares (or other securities at the time held in escrow) shall be paid directly to Employee and shall not be held in escrow.

7.3 Release/Surrender. The Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms relating to their release from escrow or their surrender to Company for repurchase and cancellation:

(a) Should Company elect to exercise the Repurchase Right with respect to any Unvested Shares, then the escrowed certificates for those Unvested Shares (together with any other assets or securities attributable thereto) shall be surrendered to Company concurrently with the payment to Employee of an amount equal to the aggregate Purchase Price paid for those Unvested Shares, and Employee shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable thereto).

(b) Should Company elect not to exercise the Repurchase Right with respect to any Unvested Shares held at the time in escrow hereunder, then the escrowed certificates for those shares (together with any other assets or securities attributable thereto) shall be immediately released to Employee.

(c) As the Unvested Shares (or any other assets or securities attributable thereto) vest in accordance with the Vesting Schedule described in Section 2.3 and set forth in Exhibit “B,” the certificates for those vested shares (as well as all other vested assets and securities) shall be released from escrow upon Employee’s request, but not more frequently than once every six months.

(d) All Unvested Shares which vest (and any other vested assets and securities attributable thereto) shall be released within 30 days after the termination of Employee’s employment with Company for any reason.

8. Special Tax Election

8.1 Section 83(b) Election. Under section 83 of the Internal Revenue Code of 1986 (the “Code”), the excess of the fair market value of the Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term “forfeiture restrictions,” among other things, includes the right of Company to repurchase the Unvested Shares pursuant to the Repurchase Right. Employee may elect under section 83(b) of the Code to be taxed at the time the Shares are acquired, rather than when and as such Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within 30 days after the date of this Agreement. Regardless of whether the fair market value of the Shares on the date of this Agreement exceeds the Purchase Price paid, the election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT “C” HERETO. EMPLOYEE UNDERSTANDS THAT FAILURE TO MAKE TO MAKE THIS FILING WITHIN THE APPLICABLE 30-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

8.2 Filing Responsibility. EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE’S SOLE RESPONSIBILITY, AND NOT COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF EMPLOYEE REQUESTS COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF. EMPLOYEE FURTHER ACKNOWLEDGES THAT THE COMPANY RECOMMENDS THAT EMPLOYEE CONSULT WITH A TAX PROFESSIONAL BEFORE MAKING AN ELECTION UNDER SECTION 83(b) OF THE CODE.

9. Miscellaneous

9.1 Assignment. Company may assign the Repurchase Right to any person or entity selected by the Board.

9.2 No Employment or Service Contract. Nothing in this Agreement shall confer upon Employee any right to continue in the employment of Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of Company (or any parent or subsidiary employing or retaining Employee) or of Employee, which rights are hereby expressly reserved by each, to terminate Employee’s employment with Company at any time for any reason, with or without cause.

9.3 Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten days advance written notice under this paragraph to all other parties to this Agreement.

9.4 No Waiver. The failure of Company in any instance to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between Company and Employee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

9.5 Cancellation of Shares. If Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

9.6 Undertaking. Employee hereby agrees to take whatever additional action, including the furnishing of information to the Company, and execute whatever additional documents Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Employee or the Restricted Shares pursuant to the provisions of this Agreement.

9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without resort to that State’s conflict-of-laws rules.

9.8 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, Company and its successors and assigns and upon Employee, Employee’s assigns and the legal representatives, heirs and legatees of Employee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

9.9 Administration. The Company retains administration rights with respect to this Agreement. These rights include the discretion to (a) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Agreement; (b) construe the Agreement; and (c) delegate its duties hereunder to such agents as it may appoint from time to time.

9.10 Taxes. The Company may from time to time, in its discretion, require Employee to pay to the Company, the amount that the Company deems necessary to satisfy the Company’s current or future obligation to withhold federal, state or local income or other taxes that Employee incurs as a result of this Agreement. With respect to any required tax withholding, Employee may (a) direct the Company to withhold from the shares of Common Stock to be issued to Employee the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ fair market value at the time as of which such determination is made; (b) deliver to the Company sufficient shares of Common Stock to satisfy the Company’s tax withholding obligations, based on the shares’ fair market value at the time as of which such determination is made; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If Employee elects to use such a stock withholding feature, Employee must make the election at the time and in the manner that the Company prescribes. The Company may, at its sole option, deny Employee’s request to satisfy withholding obligations through Common Stock instead of cash. In the event the Company subsequently determines that the aggregate fair market value of any shares of Common Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then Employee shall pay to the Company, immediately upon the Company’s request, the amount of that deficiency. Determination of the Common Stock’s fair market value shall be made in good faith by the Company.

9.11 Amendments. The Company may amend, alter, suspend, discontinue or terminate this Agreement; provided that, without the consent of Employee, no such Company action may materially and adversely affect the rights of Employee under this Agreement without Employee’s consent.

9.12 Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

9.13 No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.

9.14 No Guarantee of Interests. The Board and the Company do not guarantee the Common Stock of the Company from loss or depreciation.

10. Definitions

10.1 Board means the Company’s Board of Directors.

10.2 Change in Control means the event that is deemed to have occurred if: (a) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a Subsidiary of an entity other than a previously wholly owned subsidiary of the Company), (b) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (c) the Company is to be dissolved and liquidated, or (d) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act (other than any stockholder or holder of warrants or options to acquire capital stock of the Company on the date hereof), acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) after the date hereof (other than as the direct result of a transfer by descent or distribution of a decedent’s estate) fifty percent (50%) or more of the deemed issued and outstanding stock of the Company having power ordinarily to vote for directors of the Company (on a fully-diluted, as converted basis).

10.3 Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

10.4 Person means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity; a Person, together with that Person’s “Affiliates” and “Associates” (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

10.5 Subsidiary means with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first indicated above.

COMPANY:

MONITRONICS INTERNATIONAL, INC.

By:	/s/ James R. Hull
Name:	James R. Hull
Title:	President and CEO

EMPLOYEE:

By:	/s/ Robert Sherman
Name:	Robert Sherman

EXHIBIT B

VESTING SCHEDULE

•	20% shall vest on the date of this Agreement

•	20% shall vest on the first anniversary of the date of this Agreement

•	20% shall vest of the second anniversary of the date hereof

•	20% shall vest of the third anniversary of the date hereof

•	20% shall vest of the fourth anniversary of the date hereof